Exhibit 10.1

AGREEMENT TO ASSIGN ALL SECURITY INTERESTS, ASSETS
AND LICENSES TO GUARANTORS UPON DEFAULT AND
SATISFACTION OF COMPANY SENIOR DEBT FINANCING

THIS AGREEMENT TO ASSIGN ASSETS AND LICENSES (“Agreement”) is made and entered into effective the 11th day of January 2006 by and between ProUroCare Inc., a Nevada corporation (“the Company”) and (Crown Bank, a Minnesota corporation) (the “Bank”), in consideration of, and for the sole benefit of the individual respective guarantors (“Guarantors”) participating in the Company’s pending $6.0 million senior credit facility financing among the Company, the Bank and Guarantors, and pursuant to and in accordance with the terms of conditions of such financing and the debentures, guaranties, subscription documents and all Bank closing documents executed among the parties effective the date set forth above.

RECITALS:

1.             Pursuant to an initial and first closing held this date on a $1,200,000 credit facility executed and delivered to the Company from the Bank, and to an additional $4,800,000 facility or facilities the Company intends to establish with Bank (the “Facilities”), the Company has entered into with the Bank, among other instruments, Commercial Security Agreements (“Security Agreements”) whereby the Company has granted and pledged to the Bank a security interest in all of its assets to secure the credit facility; and

2.             Certain individuals have provided credit enhancement to the Bank and guaranteed the borrowing obligations of the Company to Bank (previously defined as “Guarantors”), and others will do so under the same terms and conditions until the senior debt financing is closed; and

3.             The Company has further executed this date Assignment of License Agreements (“Assignments”) concerning its rights under License Agreements with CS Medical Technologies, LLC and Profile, LLC (together, “Licenses”). In these Assignments, and the Security Agreements, the Company has agreed that upon an event of default not remedied under the Facilities or the Security Agreement, the Licenses, together with all obligations, rights and remedies contained therein, and all assets under the Security Agreements, shall be assigned to Bank; and

4.             As a condition of the Bank providing the credit facility to the Company, and the Guarantors guarantying such Company loans from the Bank as a credit enhancement, the Guarantors have required, and the Company and the Bank had agreed, that in the event of any default, or event of default as defined under the Facilities or the Security Agreements, and upon the subsequent full satisfaction of such default or event of default by the Guarantors, that the Bank, and/or its successors and lawful assigns, shall immediately assign all of their right, title and interests in the Company’s assets, technologies and rights under the Security Agreements, Assignments and Licenses to the Guarantors, Guarantors’ agents, if any, and/or to any successor, assignee, purchaser or transferee designated by Bank and a majority in interest of Guarantors (based upon amount of loan guaranteed and pro-rata basis), or as otherwise directed by the Guarantors or their representatives.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company agrees as follows:

1.              Unless and until there shall have occurred and be continuing a default or event of default not remedied under the Facilities or Security Agreements, the Company retains (and Bank and Guarantors are deemed to have granted to the Company) an exclusive, non-transferable sublicense under the Licenses to exercise the Company’s rights under the License for the Company’s own benefit and account and for none other and an exclusive interest in all the Company’s assets and collateral under the Security Agreements. The Company assumes all obligations under the License and agrees not to sell or assign its interest in, or grant any sublicense under this sublicense granted to the Company in this paragraph or amend the License, without the prior written consent of Bank and a majority in interest of Guarantors or any agent of Guarantors.

2.             Bank hereby unconditionally agrees, upon an a default or event of default not remedied under the Facilities or Security Agreements, and a subsequent full satisfaction of such Company default with the Bank by the Guarantors, to immediately transfer and assign all of the Company’s assets and interests under its Security Agreements and Licenses, and assign the Licenses, together with all obligations, rights and remedies contained therein, to the Guarantors, jointly and severally, and any agent of Guarantors, and to any successor, assignee, purchaser or transferee designated by Bank and a majority in interest of Guarantors (based upon amount of loan guaranteed and pro-rata basis).

3.              The Company represents and warrants that it has authority to execute the Assignments and that the Assignments have been consented to by at least the majority of the members of the Company’s Board of Directors pursuant to Section 12.5 of the Licenses. Said consent shall apply to the Bank, Guarantors, any agent of Guarantors or any assignee or transferee of the foregoing parties.

4.             This Agreement shall inure to the benefit and be binding upon the successors and assigns of the parties hereto.

5.             This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and may be amended only by a writing signed by the Company, Bank and all of the Guarantors.

6.             This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date and year first written above.

CROWN BANK			PROUROCARE INC.

By:	/s/Kevin Howk		By:	/s/ Maurice Taylor
	Kevin Howk			Maurice Taylor
	Its:	President		Its:	CEO